December 5, 2007

Mr. Alan D. Borinsky
Managing Member
Bridge Private Lending, LLC
100 W. Pennsylvania Avenue, Suite 4
Towson, Maryland 21204

RE:
Commitment Letter for a Hopkins Federal Savings Bank (“Lender”) $1,000,000 commercial revolving line of credit (“Loan”) which will he used to fund a portion of real property mortgage loans (“Bridge Loans”) made by Bridge Private Lending, LLC, (“Borrower”) to Borrower's clients (“Bridge Borrowers”) and which are approved by Lender.  The Loan will be collateralized and secured by a first position lien direct assignment to Lender of the promissory notes, mortgage notes, mortgages, Deeds of Trust, Indemnity Deeds of Trust, Guaranties and all other related documents, along with all of Borrower's rights thereunder, for each Bridge Loan which is funded by advances under this Loan, as well as all contracts and other receivables arising from each Bridge Loan funded with the Loan.

Dear Mr. Borinsky:

We are pleased to inform you that Lender has approved the request made by you on behalf of Borrower for a One Million Dollars and NO/100s ($1,000,000.00) commercial revolving line of credit loan (the “Loan”), to be secured by the Collateral as described in the RE section above.  This approval is subject to the following terms and conditions:

Amount and Collateral:  The Loan amount is One Million Dollars and NO/100s (S1,000,000.00).  The Collateral is the security described in RE above. The assignment of the Bridge Loans to the Lender must be evidenced by an assignment, in form and content acceptable to Lender in Lender's sole and absolute discretion, of the mortgage/Deed of Trust and the mortgage note/promissory note, along with all other documents associated with each Bridge Loan designated to be assigned to Lender to support advances under the Loan.  The assignment document must specifically identify each document being assigned to Lender.  The assignment of each Bridge Loan to Lender must be acknowledged by each Bridge Borrower, with said acknowledgment stating, among other things, that the Bridge Borrower agree to pay Lender directly in the event Lender notifies Bridge Borrower that payments are to be made directly to Lender.  Additionally, a statement regarding the assignment of each note and mortgage/Deed of Trust to Lender must be typed directly on the first page of each said document prior to recordation.  The above mentioned assignment must be recorded along with the other Bridge Loan documents.  The Bridge Loan Mortgage or Deed of Trust must contain language, clearly visible in the document, stating that any prepayment of the Bridge Loan must be paid directly to Hopkins Federal Savings Bank.  By signing this commitment letter, all parties acknowledge and agree that by way of said assignment of each Bridge Loan financed by advances under the Loan, Lender shall have the right, but not be required, in the event of a default under the Loan, to assume Borrower’s position as holder of each Bridge Loan mortgage note/promissory note, each Bridge Loan mortgage/Deed of Trust, and any and all associated documents, rights, interests and remedies by and between Borrower and Bridge Borrower, and to the underlying real estate securing the Bridge Loans.  Further, in the event of default under the Loan, Borrower agrees to immediately notify and instruct all Bridge Borrowers with Bridge Loans assigned to Lender, to remit all interest, principal, fees, charges and the full repayment of its Bridge Loan directly to Lender.

  Loan Term:  The Promissory Note shall recite that the loan shall mature twenty four (24) months from the date of execution and delivery of the documents evidencing and securing the Loan (the “Loan Closing”).

Interest Rate:  During the Term of the Loan, interest will accrue, commencing at the time of the first advance made under the Loan, at a fixed interest rate equal to nine and one half percent (9.5%).  Interest will accrue daily.  In the event of default, for monetary or non-monetary reasons, the interest rate will increase to 3.0% above the note rate.

Prepayment:  There will be no penalty for early repayment of any portion of the principal of this Loan.

Repayment Terms:  The Borrower will be required to make monthly interest only payments during the life of the Loan on the first calendar day of each month.  The first payment will be due the first day of the first month following the first advance under the Loan.  The required release price (required principal reduction in the Loan) for each Bridge Loan assigned to the Lender as Collateral for this Loan shall be 100% of the then par value (loan balance) of each Bridge Loan being paid off.  All unpaid principal, interest and fees shall be due and owing, if not paid sooner, twenty four (24) months from the Loan Closing.

Loan Advances:  Prior to the advancing of funds from the Loan for a Bridge Loan, Borrower shall submit to Lender the following:

Copy of pre-HUD1 settlement sheet for the Bridge Loan.

Copy of proposed Mortgage Note/Promissory Note.
Copy of proposed mortgage/Deed of Trust.
A copy of all other documents executed in connection with the subject Bridge Loan, including, but not limited to title binder/policy.
A fully and appropriately executed assignment of the Bridge Loan and all Bridge Loan Documents to the Lender, including, but not limited to, the mortgage/Deed of Trust, the mortgage note/promissory note, the title insurance and any other documents related to the Bridge Loan being assigned to Lender.

Borrower’s internal valuation of the underlying property securing the Bridge Loan, and all accompaniments, including, but not limited to, photographs, comparable sales, etc.  Lender shall advance 70% of the then current par value (loan amount) of each Bride Loan assigned by Borrower to Lender, but not more than 70% of the value of the underlying property securing each Bridge Loan, which value shall be determined by Lender in its sole and absolute discretion.  Lender shall have the right to reject any Bridge Loan in its sole and absolute discretion.  Lender shall not advance funds on any Bridge Loan that is sixty (60) or more days past due.
Evidence that hazard insurance coverage is in place, for an amount not less than the total advance that could be made under the Loan for each Bridge Loan, in the form of an insurance certificate which names Borrower or its assigns as Mortgagee.
An updated Borrowing Base Certificate accompanied by an updated Schedule of Collateral (see attached).
Copy of all Borrower’s underwriting information on Bridge Borrower.
Title company instruction letter which instructs title company what documents to have executed and/or recorded at the Bridge Loan Closing, and how to handle post closing matters, acknowledged by principal of title company.

Advance Requests, Limitations and Procedures:  Advances will be made in the sole discretion of the Lender and in accordance with this commitment and the Loan Documents.  The borrower with each request that Lender make an advance on a Bridge Loan shall pay Lender a One Hundred Dollar ($100.00) investigatory fee which shall be due regardless of whether Lender makes an advance with respect to the Bridge Loan.  If the Lender does advanced funds for a Bridge Loan, the Lender and the Borrower shall be the sole source of funds for the Bridge Loan and no third party shall loan funds to the Borrower with respect to that Bridge Loan.

Settlement:  Title to each underlying real property securing Bridge Loans to be financed with advances under the Loan will be searched, necessary loan documents prepared and a mortgagee title policy in standard ALTA form issued by a title company acceptable to the Lender at the Bridge Borrower's expense, without any objectionable exceptions, will be required prior to any advance being made under the Loan for a new Bridge Loan.  All legal, title or other expenses incurred by Lender relating to the establishment of the Loan or the advancing of any funds from the Loan, will be borne by the Borrower and paid at the Loan Closing.

Location Survey:  The Lender may require a location survey for any Bridge Loan for which funds are advanced by the Lender.

Documentation:  All instruments and documents evidencing or securing the Loan shall be subject to the approval of the Lender and its counsel and shall contain such terms and provisions as the Lender and its counsel deem necessary.  All costs associated with the establishment, closing and management of the Loan shall be borne by the Borrower.

Insurance:  Hazard insurance, in an amount not less than the total amount of the advance for each Bridge Loan under the Loan, is required for each underlying property securing each Bridge Loan financed with advances from the Loan, with the insurance certificate naming Borrower as Mortgagee.

Flood Insurance:  In the event any portion of any underlying property securing any Bridge Loan financed with advances under the Loan is located in an area that has been identified by the Federal Emergency Management Agency as having special flood and mud slide hazards and in which the sale of flood insurance has been made available under the Flood Disaster Protection Act of 1973, the Borrower shall deliver to the Lender, prior to the Loan Closing, a certified copy of a flood insurance policy, which policy must name Borrower as Mortgagee and be acceptable to the Lender in all other respects.  If no portion of the Premises comprising the Collateral is located in a flood hazard area as provided above, the Borrower shall provide to the Lender, prior to the funding of any Bridge Loan, satisfactory evidence to that effect.  Flood certification certificates are required for each underlying Property securing each Bridge Loan financed with advances from the Loan at Borrower's cost.

Well and Septic Test:  Well and Septic tests will be required when applicable.

Commitment and other Fees:  Borrower must pay to the Lender, upon acceptance of this Commitment Letter, a fee of $2,500.00, representing the Loan commitment fee.  Upon the anniversary date of the Loan, Borrower shall pay to Lender a fee of $2,500.00. Additionally, upon each advance made on the Loan, Borrower shall pay to Lender a fee equal to .25% of the amount of said advance.

Proceeds Disbursement:  The proceeds shall be used to finance a portion each Bridge Loan to be financed by advances from the Loan. Lender shall advance up to seventy percent (70%) of the then current par value (loan balance) of each Bridge Loan assigned to Lender, but in no event more than 70% of the value of the underlying property securing the same Bridge Loan, as determined by Lender's internal valuation, in Lender's sole and absolute discretion. In the case of renovation loans, Lender shall advance fifty percent (50%) of Borrower's advance on the purchase of the underlying property, and shall later advance an additional amount up to 70% of Borrower's total advance upon completion of the planned renovations.  The same loan to value requirements shall prevail, and Lender's subsequent advance shall occur only after Lender inspects the subject underlying property and determines the completeness and value of said property. Lender shall have the right to reject any Bridge Loan for advances under the Loan, in Lender's sole and absolute discretion.  Lender shall not make any advances for Bridge Loans which are more sixty (60) days or more delinquent. Borrower is required to submit an updated Collateral Report and Borrowing Base Certificate accompanied with all other items listed in #6 above when requesting an advance from the Loan.  Borrower is required to submit an updated Collateral Report and Borrowing Base Certificate dated the first of each month no later than the tenth (10th) day of each month of the Loan.  In the event the Harrowing Base is found to be less than the Loan amount, Borrower shall have, within five (5) business days of being notified of such “out of margin,” reduce the Loan or add additional Bridge Loans acceptable to Lender to the Collateral to bring the Loan back into margin.

Hazardous Materials:  In the event hazardous materials are discovered on any underlying property securing a Bridge Loan financed with advances from this Loan, Lender may refuse to fund any advances for that particular Bridge Loan, and may require immediate repayment by Borrower of the Lender's advances on that Bridge Loan. Further, Borrower, at its cost and expense, will comply with all laws and regulations applicable thereto.  In any event, the Borrower shall indemnify the Bank against and hold the Bank harmless from any and all claims, demands, judgments, damages, actions, suits, administrative proceedings, costs, expenses, penalties, fines and other liabilities which may arise or be incurred by or assessed against the Lender in connection with any hazardous materials located on or otherwise effecting any underlying property securing a Bridge Loan that is financed with advances from this Loan.

Annual Financial Statements: Borrower shall provide to the Lender annually a copy or copies of Borrower's and all Guarantors' financial statements and tax returns within 120 days after the Borrower's and Guarantors’ fiscal year end, unless extended under IRS acceptable guidelines.  Failure to provide the aforesaid documents in a timely manner shall constitute a default under the loan documents and will trigger the default rate of interest in the Loan documents.

Net Worth Maintenance:  N/A

Escrows:  N/A

Costs of Transaction:  All costs involved in this or related transactions, including but not limited to, the fees of Lender's attorneys, the fees of the appraiser, title insurance premiums and costs, document preparation, and any documentary stamps, transfer taxes or recording costs shall be paid by the Borrower, such that the transaction shall be without cost or expense to Hopkins Federal Savings Bank.  Once this commitment has been accepted by Borrower, all such costs and expenses, to the extent actually incurred, shall be paid by the Borrower, independent of any fees paid by the Borrower to date or after this letter is signed, whether or not the Loan Closing actually occurs.

Commercial Loans and Title Company.  Unless the Lender agrees to consider other loans, the Borrower shall only request advances from Lender on first position commercial loans.  The Borrower shall not use any title company other than to close any Bridge Loan without Lender's prior written consent.

No Junior or Senior Lien: Due on Sale Clause:  The Deed of Trust, Mortgage or Indemnity Deed of Trust on the underlying property securing each Bridge Loan financed by advances under this Loan shall provide that no junior or senior liens, encumbrances or security interest in all or any part of said underlying property shall be permitted without the prior written consent of Lender and any party to which said Deed of Trust, Mortgage or Indemnity Deed of Trust has been assigned.  The Deed of Trust, mortgage or Indemnity Deed of trust on the underlying property shall further provide that the Bridge Loan may be due and payable if the holder of the Note so elects, upon any transfer, sale, encumbrance, or other conveyance or disposition of all or any part of the real property acting as security for any Bridge Loan financed by advances under this Loan.

Assignment Prohibited:  This commitment may not be assigned or transferred by the Borrower.  This Commitment may not be amended in any respect except by a written agreement signed by the Borrower and the Lender.

Appraisal:  If, in the event of a default under this Loan, Lender requires Borrower to have any underlying property securing a Bridge Loan financed by advances under this Loan reappraised, Borrower hereby covenants and authorizes the Lender to have said underlying property reappraised, and Borrower covenants and agrees to be solely responsible to pay the cost thereof. The failure by Borrower to abide by the terms hereof shall constitute an event of default under the loan documents.

Guarantors:  The Loan will be jointly, severally, and unconditionally guaranteed by Alan D. and Elizabeth Marzo Borinsky.

Cancellation:  This Commitment is given to the Borrower in reliance upon the information provided to the Lender by the Borrower (or its agents) and Guarantor in their request for the Loan. Should the information he materially incorrect or incomplete, the Lender reserves the right to cancel this Commitment and to retain all fees paid to the Lender.  The Lender also reserves the right to cancel this Commitment and to retain all fees paid to the Lender in the event there shall occur, prior to the loan closing, any material adverse change with respect to the condition or status of the Collateral or the financial condition of the Borrower and/or Guarantors.

Survival of Terms and Conditions:  The terms and conditions of this commitment letter shall survive closing of the transaction, and the Commitment Letter shall become an integral part of the Loan Documents; provided, however, that if the terms and conditions of this commitment letter shall conflict with any terms and conditions of the Loan or Loan Documents, the terms and conditions of the Loan Documents shall prevail.  The detail of the advance rates and fees, spec limits and other functional requirements and restrictions, as may be described herein, among other things, may possibly not be described within the other Loan Documents.  Therefore, in matters of dispute arising regarding those matters which are described in detail herein, but not within the other Loan Documents, the commitment letter shall prevail.

Governing Law:  This commitment letter shall be governed, construed and enforced in accordance with the law of the State of Maryland.

Expiration:  If this Loan Commitment is not accepted with fifteen (15) days of the date of this Letter, and if the Loan is not closed within thirty (30) days after the Commitment date, the Lender’s obligation to make the Loan shall, at its option, cease.

Miscellaneous:  The Borrower shall provide to the Lender, within 5 days prior to the Loan Closing, and in addition to those items specifically referred to elsewhere in this Commitment, such documents, instruments, certificates, opinions and other materials the Lender or its counsel may require, including, but not limited to, a certified copy of the articles of organization and operating agreement of the LLC portion of the Borrower.

Evidence of Good Standing:  Evidence from the State of Florida Department of State (or similar entity) will he provided prior to the Loan Closing indicating that Bridge Private Lending, LLC is in good standing and from the Maryland Department of Assessments and Taxation that the Borrower is in good standing and registered to transact business in Maryland.

Time of the Essence: Time shall be of the essence for all purposes in construing, interpreting and enforcing this Commitment.

Entire Agreement:  This Commitment represents the entire agreement between the parties hereto with respect to the Loan.  No statement, agreement or representation regarding the Loan, whether oral or written, which may have been made to the Borrower or by any employee, agent or broker acting on the Borrower's behalf by the Lender or by any employee, agent or broker acting on the Lender's behalf shall be of any force or effect, except to the extent stated in this Commitment.

Other Terms, Conditions and Requirements:  By signing the Commitment Letter, the Borrower agrees to conduct its business in accordance with the laws of the state of Maryland and the municipalities in which it conducts its business.

No Conflict; Borrower Holds Lender Harmless:  Borrower acknowledges by signing below, that, among other things, Lender's normal course of business includes making property acquisition and renovation loans to property owners and contractors in the same geographical areas as the Borrower.  While Lender agrees to not directly solicit any of Borrowers' borrowers during the term of the Loan, Borrower agrees to hold Lender harmless and free of any obligation to Borrower in the event one or more Bridge Borrowers directly requests a loan of any kind from Lender. Borrower further agrees to not directly solicit any of the Lender's clients for loans.

We are pleased to make this financing available to you.  Please indicate your acceptance of this Commitment by signing and returning to us this Commitment Letter along with the commitment fee of $2,500.00.  Failure to return this Letter of Commitment to the undersigned with the above fee before the expiration date of the letter will cause the Letter of Commitment to be canceled.

Very truly yours,
Hopkins Federal Savings Bank

Michael A. Schonfeld
Executive Vice President
Chief Lending Officer

THE FOREGOING TERMS AND CONDITIONS ARE HEREBY AGREED TO AND ACCEPTED THIS ___ DAY OF __________, 2007.

Borrower:

Bridge Private Lending, LIC

Witness:
By: Alan D. Borinsky, Authorized and Managing Member

Guarantor:

Witness:
Alan D. Borinsky

Guarantor:

Witness:
Elizabeth Marzo Borinsky

REVOLVING LOAN EXTENSION LETTER

January 22, 2010

Mr. Alan D. Borinsky
Managing Member
Bridge Private Lending, LLC
100 W. Pennsylvania Avenue, Suite 4
Baltimore, MD  21204

RE:	Extension Revolving Loan $1,000,000
#8892
Promissory Note (the “Promissory Note”)

Dear Mr. Borinsky:

The above-referenced loan matured on January 10, 2010.  We are pleased to inform you that Hopkins Federal Savings Bank (the “Lender”) has approved the extension of the above-referenced Revolving Loan to Bridge Private Lending, LLC, herein referred to as (the “Borrower”), until January 10, 2012 which date shall be, for purposes of the Promissory Note, the “Expiration Date.”

The following are conditions to the extension being activated:

1.
All parties are to sign and return to the undersigned, so that it arrives at the bank no later than January 28, 2010, this Revolving Construction Loan Extension Letter along with a check in the amount of $2,500.00.

2.	The interest rate shall be reduced from 9.5% to 8.75% fixed.

In all other respects, the terms and conditions of the Loan Documents, being the original Loan Documents dated January 10, 2008 and any and all subsequent modifications made to those loan documents and any documents executed with the Lender with respect to the Loan shall remain unchanged and in full force and effect.

Please indicate your acceptance of this extension and your understanding of the terms contained herein and within the existing Loan Documents by having Borrowers and Guarantor signing below.  By signing below, the Borrowers and the Guarantor, as named below and in the Promissory Note, the Unconditional Guaranty Agreement dated of even date with the other original Loan Documents, and all other Loan Documents and any subsequent modifications thereto, hereby acknowledge and agree to the terms of the modification of the Loan as set forth herein, including without limitation, the provisions of numbered paragraph 2 above.  Borrowers and Guarantor, by signing this letter hereby fully and unconditionally confirm and reaffirm their respective obligations under the Loan Documents, as modified hereby.  Nothing contained herein is intended to create a novation, nor shall anything contained herein be deemed to affect the validity or priority of any of the Loan Documents or to limit any rights of Lender under the Loan Documents except as specifically set forth herein.

By signing below, Borrowers and Guarantor:  (a) represent to Lender that no default or Event of Default exists under the provisions of the Loan Documents, and that to the best of their respective knowledge, no event exists which, with the giving of notice or lapse of time, or both, could or would constitute a default or an Event of Default under the provisions of any of the Loan Documents and (b) release, acquit and forever discharge Lender and Lender’s subsidiaries, affiliates, officers, directors, agents, employees, servants, attorneys and representatives from any and all claims, demands, debts, actions, causes of action, suits, agreements, obligations, accounts, defenses, offsets against the Loan and liabilities of any kind or character whatsoever, known or unknown, which any of the Borrowers or Guarantor ever had or now has.

Thank you very much.

Sincerely,
Hopkins Federal Savings Bank

By:		(SEAL)
Name:
Title:

ACCEPTED AND AGREED TO THIS ______ DAY OF JANUARY, 2010

Witness:	Borrower:

BRIDGE PRIVATE LENDING, LLC

	By:	(SEAL)
Alan D. Borinsky, Managing Member

Witness:	Guarantor:

	By:	(SEAL)
ALAN D. BORINSKY

Witness:	Guarantors:

	By:	(SEAL)
ELIZABETH MARZO BORINSKY

Baltimore, Maryland	$1,000,000.00
January 10, 2008

REVOLVING LOAN PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned BRIDGE PRIVATE LENDING, LLC, a Florida limited liability company registered to transact business in Maryland, and its successors and permitted assigns (jointly, severally and collectively, if more than one, hereinafter referred to as the “Borrower”), promises to pay to the order of HOPKINS FEDERAL SAVINGS BANK, its successors and assigns (the “Lender”), at the Lender’s office sat Hilton Plaza, Suite 200, 1726 Reisterstown Road, Baltimore, Maryland 21208, or at such other places as the holder of this Promissory Note may from time to time designate, the principal sum of One Million Dollars and No Cents ($1,000,000.00) (the “Loan”), or so much as may have been advanced to or for the account of the Borrower pursuant to the Loan Documents, defined below together with interest thereon at the rate or rates hereafter specified until paid in full and any and all other sums which may be owing to the holder of this Promissory Note by the Borrower pursuant to this Promissory Note.  All terms not otherwise defined herein shall have the meanings as ascribed to them in the Loan Documents.  The following terms shall apply to this Promissory Note:

Calculation of Interest.  Interest shall be calculated on the basis of three hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid balance hereunder.

Interest Rate.  Interest shall accrue on the unpaid disbursed principal balance of this Promissory Note until paid in full at a fixed rate of interest on Nine and One Half Percent (9.5%) per annum

Repayment.  Commencing on the first day of the first full calendar month following the Loan Closing, and continuing on the same calendar day of each successive calendar month thereafter, the Borrower shall pay to the holder all accrued and unpaid interest.  The Borrower shall also, at the time it releases a  Bridge Lending Loan (as defined in the Loan Document) from the lien of Borrower’s deed of Trust, make a principal payment on this Note equal to the total amount the Borrower has drawn from Lender on that Bridge Lending Loan.  All unpaid principal, interest, fees and other amounts under the Loan shall become due and payable.  If not sooner due or paid, twenty-four (24) months from the date of this Note.

Late Payment Charge.  If any payment due hereunder, including the final installment, is not received by the holder within fifteen (15) calendar days after its due date, the Borrower shall pay a late payment charge equal to five percent (5%) of the amount then due (including both principal and interest).  The late payment charge shall be due whether or not the holder declares this Promissory Note in default or accelerates and demands immediate payment of the sums due hereunder.  The existence of the right by the holder to receive a late payment charge shall not constitute a grace period or provide any right in the Borrower to make a payment other than on its due date.

Prepayment.  The Borrower may prepay this Promissory Note in whole or in part at any time from time to time without premium or additional interest.  All prepayments under this Promissory Note shall be applied to the outstanding principal balance in the inverse order of scheduled maturities.

Rights upon Default.  Upon a default in the payment of any sum due hereunder when due, or a default in the performance of any of the covenants, conditions or terms of any other agreement or document executed by or on behalf of the Borrower or others for the benefit of the Lender or any holder (collectively, the “Loan Documents”), and the expiration of any applicable grace or cure period, in addition to all other rights or remedies available to the holder under the Loan Documents or under applicable law, the holder of this Promissory Note shall have the following rights:

Acceleration.  The holder of this Promissory Note, in the holder’s sole discretion and without notice or demand, may declare the entire unpaid principal balance plus accrued interest and all other sums due hereunder immediately due and payable.  Reference is made to the Loan Documents for further and additional rights on the part of the holder to declare the entire unpaid principal balance plus accrued interest and all other sums due hereunder immediately due and payable.

Default Interest Rate.  The holder of this Promissory Note, in the holder’s sole discretion and without notice or demand, may raise the rate of interest accruing on the unpaid principal balance by three (3) percentage points above the rate of interest otherwise applicable, independent of whether the holder elects to accelerate the unpaid principal balance as a result of such default, unless prior to the imposition of the default rate of interest, the Borrower cures such event to the satisfaction of the holder hereof.

Confession of Judgment.  THE BORROWER AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES, OR THE CLERK OF SUCH COURT, TO APPEAR ON BEHALF OF THE BORROWER IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OR PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST THE BORROWER IN FAVOR OF THE HOLDER OF THIS PROMISSORY NOTE IN THE FULL AMOUTN DUE ON THIS PROMISSORY NOTE (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS ATTORNEYS FEES EQUAL TO 15% OF THE PRINCIPAL BALANCE OF THE LOAN, BUT NOT LESS THAN THE ACTUAL AMOUNT OF THE ATTORENYS FEES AND RELATED COSTS ACTUALLY INCURRED, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY O FTHE BORROWER FOR PRIOR HEARINGS.  THE BORROWER AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BEP ROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STAET OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN ANY UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND.  THE BORROWER WAIVE THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON THE BORROWER ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTAED RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT.  THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS THE HOLDER SHALL DEEM NECESSARY, CONVENIENT, OR PROPER.

Waiver of Protest.  The Borrower, and all parties to this Promissory Note, whether maker, endorser, or guarantor, waive presentment, notice of dishonor and protest.

Notices.  Any notice or demand required or permitted by or in connection with this Promissory Note shall be given in the manner specified in the Loan Documents for the giving of notices under the Loan Documents.  Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the Borrower shall be considered to be effective upon the receipt thereof by the borrower regardless of the procedure or method utilized to accomplish delivery thereof to the Borrower.

Assignability.  This Promissory Note may be assigned by the Lender or any holder at any time or from time to time.

Joint and Several Liability.  If more than one person or entity is executing this Promissory Note as a Borrower, all liabilities under this Promissory Note shall be joint and several with respect to each of such persons or entities.

Choice of Law; Consent to Jurisdiction; Agreement as to Venue:  The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Promissory Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Promissory Note and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Promissory Note or which occurred or were to occur as a direct or indirect result of this Promissory Note having been executed.  The Borrower irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Courts for the District of Maryland, if a basis for federal jurisdiction exists.  The Borrower agrees that venue shall be proper in any circuit court of the State of Maryland selected by the Lender or in the United States District Court for the District of Maryland if a basis for federal jurisdiction exists and waives any right to object to the maintenance or a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

Tense; Gender; Defined Terms; Section Headings.  As used herein, the singular includes the plural and the plural includes the singular.  A reference to any gender also applies to any other gender.  Defined terms are entirely capitalized throughout.  The section headings are for convenience only and are not part of this Promissory Note.

Waiver of Jury Trial.  The Borrower (by execution of this Promissory Note) and the Lender (by acceptance of this Promissory Note) agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against the Borrower or the Lender, or any successor or assign of the Borrower or the Lender, on or with respect to this Promissory Note or any of the other Loan Documents, or which in any way relates, directly or indirectly, to the obligations of the Borrower to the Lender under this Promissory Note or any of the other Loan Documents, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury.  THE BORROWER AND THE LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRAIL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  The Borrower and the Lender acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and the Lender would not enter into the transaction with the Borrower if this provision were not part of their agreement.

IN WITNESS WHEREOF, the Borrower has duly executed this Promissory Note under seal as of the date first above written.

WITNESS/ATTEST:	BORROWER:

BRIDGE PRIVATE LENDING, LLC

	By:	(SEAL)
Alan D. Borinsky, Managing Member